UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Dorman Products, Inc.
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Shareholders

May 18, 2011

Dear Shareholder:

All shareholders of Dorman Products, Inc., a Pennsylvania corporation, are cordially invited to attend the Annual Meeting of Shareholders to be held at the law offices of Blank Rome LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103 on Wednesday, May 18, 2011 at 8:30 a.m., Eastern Daylight Savings Time, for the following purposes:

•	To elect five directors, each to serve for a term of one year to expire at the next annual meeting of shareholders and until his successor has been selected and qualified.

•	To hold an advisory vote on executive compensation.

•	To hold an advisory vote on the frequency of the advisory vote on executive compensation once every one, two, or three years.

•	To ratify KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year.

•	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record as of the close of business on March 25, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

If the Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any other matter set forth in this Notice of Annual Meeting.

The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders of record on the Record Date on or about April 8, 2011, other than those shareholders who previously requested electronic or paper delivery of proxy materials from us who will receive copies of the proxy materials as requested. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials.

Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.

By Order of the Board of Directors

/s/ Thomas J. Knoblauch
THOMAS J. KNOBLAUCH
Colmar, Pennsylvania	Vice President, General Counsel and
April 8, 2011	Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 18, 2011.

Our Notice, our proxy statement and our 2010 Annual Report to Shareholders are available at www.proxyvote.com.

Dorman Products, Inc.

3400 East Walnut Street

Colmar, Pennsylvania 18915

Proxy Statement

This proxy statement and accompanying proxy card are for the solicitation of proxies by the Board of Directors of Dorman Products, Inc., a Pennsylvania corporation (the terms “we”, “our”, “us”, and the “Company” refer to Dorman Products, Inc.), for our use at our Annual Meeting of Shareholders to be held on Wednesday, May 18, 2011 at 8:30 a.m., Eastern Daylight Savings Time, and any adjournments of the Annual Meeting. The Annual Meeting will be held at the law offices of Blank Rome LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103. This proxy statement, accompanying proxy card and 2010 Annual Report to Shareholders are posted to the Internet at www.proxyvote.com and the Notice of Internet Availability will be mailed to our shareholders on or about April 8, 2011. If you previously requested electronic or paper delivery of proxy materials, you will be sent the proxy statement, accompanying proxy card and 2010 Annual Report to Shareholders on or about April 8, 2011.

The Board of Directors has fixed the close of business on March 25, 2011 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting (the “Record Date”). As of the close of business on March 25, 2011, there were 17,925,623 shares of the Company’s common stock outstanding, each of which is entitled to one vote.

If you are a registered shareholder (that is, if your shares are registered in your name), you can vote your shares in any of the following ways:

•	Via the Internet: Go to www.proxyvote.com and follow the instructions provided on the proxy card and outlined on the secure Web site.

•	By telephone: Call toll free 1-800-690-6903 and follow the instructions provided on the proxy card and on the recorded message.

•	In writing: Complete, sign and date your proxy card and return your proxy card by mail.

•

In person: If you are a shareholder of record as of the close of business on the Record Date, you may vote in person at the Annual Meeting. Please note that, if your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the Meeting, you must obtain a legal proxy issued in your name from that record holder giving you the right to vote the shares.

If you vote via the Internet or by telephone, you will need your “Shareholder Control Number” (your Shareholder Control Number can be found in the bottom right hand corner of your Notice of Internet Availability). Your Internet or telephone vote must be received by 11:59 p.m., Eastern Daylight Time, on May 17, 2011. If you vote via the Internet or by telephone, you do not need to return your proxy card.

If your shares are held in “street name” (that is, if your shares are registered in the name of your bank, broker or other nominee), you need to check the materials provided to you by your broker, bank or other nominee to determine how you may vote your shares. The availability of Internet or telephone voting will depend on the voting process of your broker, bank or other nominee. Shares held in “street name” may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee giving you the right to vote the shares.

Proxies may be revoked at any time prior to being voted at the Annual Meeting. You may revoke a proxy before its exercise by filing written notice of revocation with our Assistant Secretary before the Annual Meeting. After voting, you may change your vote one or more times by completing and returning a new proxy to our Assistant Secretary, by voting again by Internet or telephone as described in this Proxy Statement, or by voting in person at the Annual Meeting. You may request a new proxy card from our Assistant Secretary. The last vote received chronologically will supersede any prior votes. The deadline for registered shareholders to change their vote by Internet or telephone is 11:59 p.m., Eastern Daylight Time, on May 17, 2011. All requests and correspondence with our Assistant Secretary should be mailed to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attention: Thomas J. Knoblauch, Assistant Secretary.

If you give us your proxy but do not specify how to vote, your shares will be voted: (i) “FOR” the election of the five nominees as directors; (ii) “FOR” advisory approval of the executive compensation; (iii) “FOR” the advisory vote on executive compensation to occur every three years; and (iv) “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card will vote on these matters in accordance with their best judgment.

Presence at the Annual Meeting in person or by proxy of the holders of a majority of the Company’s common stock is necessary to constitute a quorum. If the Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned Annual Meeting, even though they do not constitute a quorum as described above at the adjourned meeting, will constitute a quorum for the purpose of acting on any matter described in the Notice of Annual Meeting.

The five director candidates who receive the most votes will be elected to fill the available seats on our Board of Directors. With respect to the advisory vote on the frequency of the advisory vote on executive compensation, the time period (every one, two or three years) receiving the majority of the votes cast shall determine the frequency approved by shareholders. If no time period receives a majority of the votes cast, the time period receiving the highest number of votes will be deemed to be the frequency approved by shareholders. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes “for” or “against” such proposals count. Abstentions and broker non-votes will have no effect on whether any of the proposals has received the required shareholder vote. All shares present in person or represented by proxy (including abstentions and broker nonvotes) count for quorum purposes. Broker nonvotes occur on a matter when a bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on that matter without instructions from the owner of the shares and no instruction is given. Absent instructions from you, your broker may vote your shares on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year, but may not vote your shares on the election of directors, the advisory vote on executive compensation, or the advisory vote on frequency of the advisory vote on executive compensation.

Governance of the Company

The Board of Directors and Director Independence. The Board of Directors currently consists of five members. The Board has four standing committees: (i) the Executive Committee; (ii) the Audit Committee; (iii) the Compensation Committee; and (iv) the Corporate Governance and Nominating Committee. The Lead Director serves on the Audit Committee, the Compensation Committee and as Chairman of the Corporate Governance and Nominating Committee.

The Board of Directors has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of the NASDAQ Global Market: John F. Creamer, Jr., Paul R. Lederer, Edgar W. Levin and Richard T. Riley. Under applicable Securities and Exchange Commission and the NASDAQ Global Market rules, the existence of certain “related party” transactions above certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board of Directors that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. During its review of director independence, there were no transactions or relationships between the Company and independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) which would render the directors named above not independent.

Board Leadership and Risk Management. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Steven L. Berman assumed the role of Chief Executive Officer and Chairman of the Board upon the passing of his brother, Richard N. Berman, in January 2011. Prior to such time, Richard Berman served as Chairman and Chief Executive Officer of the Company. The Board has a Lead Director.

We have a relatively small board, a majority of which is independent under the listing standards of the Nasdaq Global Market. Each independent director has direct access to our Chairman and Chief Executive Officer and our Lead Director, as well as other members of the senior management team. We believe that having such direct access, along with the presence of a Lead Director, makes the separation of the principal executive officer and board chairman positions unnecessary. In our view, the independent board members are capable of performing their duties without the expense and administrative layer associated with the separation of the principal executive officer and board chairman positions. The independent directors meet in executive session without management present at least quarterly.

The Board believes that the Company’s Chief Executive Officer is best situated to serve as chairman of the board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our corporate strategy. Independent directors and management have different views and roles in the development of a strategic plan. The Company’s independent directors bring experience, oversight and expertise from outside the Company and the industry, while the Chief Executive Officer brings Company-specific and industry-specific experience and expertise. The Board believes that the combined role of chairman and Chief Executive Officer promotes efficiency, strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. In addition, the Board believes the combined role of chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

The Board takes an active role, as a whole and at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, financial condition, and liquidity, as well as the risks associated with each. The Company’s Audit Committee supervises the management of financial risks and potential conflicts of interests. The Company’s Compensation Committee is responsible for overseeing the management of risks associated with the Company’s executive compensation plans and arrangements. The Corporate Governance and Nominating Committee manages risks associated the independence of the Board and the duties and responsibilities of its members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. In addition, members of senior management periodically provide reports to the Board about their respective areas of responsibility and any risks associated with their areas. These reports include actions taken by senior management to monitor and control risks.

We believe that our leadership structure is appropriate given our management structure and operational characteristics.

Lead Director. As a matter of good corporate governance, the Board has adopted a practice of appointing a Lead Director in January 2011. The Lead Director is charged with (a) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (b) serving as liaison between the Chairman and the independent directors; (c) assisting the Chairman in setting the Board’s schedules, agendas, and information flow; (d) participating (in conjunction with the Compensation Committee) in the periodic evaluation and performance review of the Chief Executive Officer and other principal officers; (e) upon request and when appropriate, being available for consultation and communication with shareholders; (f) communicating Board member feedback to the Chief Executive Officer; (g) recommending to the Board the retention of advisors and consultants who report directly to the Board; (h) overseeing the periodic evaluation of the Board and each Committee and their respective members; and (i) performing such other duties as may be delegated by the Board from time to time. Based on his experience, qualifications, and skills more fully described below, the Board of Directors appointed Paul R. Lederer to serve as Lead Director.

Committees of the Board of Directors

Executive Committee. From time to time, the Board may delegate to the Executive Committee the authority to supervise and direct certain matters involving the finances and business of the Company between meetings of the Board. Currently, Steven L. Berman and Paul R. Lederer serve on the Executive Committee.

Audit Committee. The Audit Committee is responsible for reviewing reports of our financial results, audits and internal controls. The Audit Committee selects our independent registered public accounting firm, reviews such firm’s procedures for ensuring their independence with respect to the services performed for us, approves all fees to be paid to the independent registered public accounting firm and pre-approves the professional services provided by the independent registered public accounting firm. The responsibilities of the Audit Committee are further described in the Audit Committee Charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.dormanproducts.com.

As of the date of this Proxy Statement, Richard T. Riley (Chairman), John F. Creamer, Jr., Paul R. Lederer, and Edgar W. Levin serve on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board of Directors, is independent as defined under the applicable Securities and Exchange Commission rules and the listing standards of the NASDAQ Global Market. The Board has determined that Mr. Riley qualifies as an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

Compensation Committee. The Compensation Committee is responsible for annually reviewing and approving the compensation of the Board, the compensation of our Chairman and Chief Executive Officer, and all of our other executive officers and annually reviewing the compensation systems that are in place for the employees of the Company. The Chief Executive Officer provides the Compensation Committee with his evaluations on the performance of the other executive officers and performance evaluations of certain other key employees, and recommends salary and bonus levels, and equity awards. The Chief Executive Officer is not present during the discussion and approval of his compensation. The Compensation Committee administers our 2008 Stock Option and Stock Incentive Plan and our 401(k) Retirement Plan and approves participation in and all awards, grants and related actions under our equity and cash compensation plans for executive officers and administers and approves all awards and certifies payments under the 2010 Executive Cash Bonus Plan. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.dormanproducts.com. As of the date of this Proxy Statement, John F. Creamer, Jr., Paul R. Lederer, Edgar W. Levin (Chairman) and Richard T. Riley serve on the Compensation Committee. Each member of the Compensation Committee, in the opinion of the Board of Directors, is independent as defined under the applicable Securities and Exchange Commission rules, under the applicable listing standards of the NASDAQ Global Market.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for evaluating and approving our plans, policies, programs, and principles with respect to corporate governance, especially as they relate to directors’ duties and responsibilities. The Corporate Governance and Nominating Committee evaluates and reports to the Board of Directors on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interest of our shareholders.

The Corporate Governance and Nominating Committee is also responsible for recommending qualified candidates to the Board for election as directors of the Company, and has recommended to the Board the slate of directors that the Board proposes for election by shareholders at the annual meeting. The responsibilities of the Corporate Governance and Nominating Committee are further described in the Corporate Governance and Nominating Committee Charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.dormanproducts.com.

As of the date of this Proxy Statement, John F. Creamer, Jr., Paul R. Lederer (Chairman), Edgar W. Levin and Richard T. Riley serve on the Corporate Governance and Nominating Committee. Each member of the Corporate Governance and Nominating Committee, in the opinion of the Board of Directors, is independent as defined under the applicable Securities and Exchange Commission rules and under the applicable listing standards of the NASDAQ Global Market.

Director Nomination Process

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for, among other matters, annually presenting to the Board of Directors a list of individuals recommended for nomination for election as directors at the annual meeting of shareholders. The Corporate Governance and Nominating Committee assists the Board of Directors in identifying, interviewing and recruiting candidates as necessary for the Board of Directors. The Corporate Governance and Nominating Committee also has the authority as it deems appropriate to retain a search firm to identify and evaluate director candidates.

Before recommending a director, the Corporate Governance and Nominating Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Corporate Governance and Nominating Committee also reviews the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Corporate Governance and Nominating Committee makes a formal recommendation to the full Board of Directors as to election or re-election of the candidate.

Director Qualifications. In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. In addition, director qualifications include, among other factors, capability, availability to serve, conflicts of interest and moral character. Additional special criteria apply to directors being considered to serve on a particular committee of the Board of Directors. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.

The Corporate Governance and Nominating Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•	Experience as a Chief Executive Officer, President or principal of another company;

•	Senior-level experience in the automotive aftermarket or automotive parts industry generally or with companies that have similar business models;

•	Experience with overseas distribution operations;

•	Strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations and strategic planning, and mergers and acquisitions.

The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the Committee through current and former Board members, management, professional search firms (to whom we pay a fee), shareholders or other persons. The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, regardless of the source of the candidate referral. Although the Company does not have a formal policy with regard to consideration of diversity, the Board seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.

Director Candidates Nominated by Shareholders. Under our Amended and Restated By-Laws, a shareholder may nominate a person for director if the shareholder making the nomination:

•

is a shareholder of record on the date of providing the nomination notice, on the record date for the determination of the shareholders entitled to vote at the annual meeting of shareholders and at the time of the annual meeting of shareholders,

•	is entitled to vote at the annual meeting of shareholders, and

•	complies with the nomination notice procedures contained in our Amended and Restated By-Laws, which are outlined below.

For a shareholder nomination notice to be timely under our Amended and Restated By-laws, it must be delivered to, or mailed and received by, the Secretary of the Company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting. If an annual meeting was not held in the prior year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than the anniversary date of the prior year’s annual meeting, to be timely, the shareholder nomination notice must be delivered to or received by, the Secretary of our company at our principal executive officers, no earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the scheduled annual meeting or, if the first public disclosure of the date of the scheduled annual meeting is less than one hundred (100) calendar days prior to the date of the scheduled annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of the scheduled annual meeting is first made by us. In no event will any adjournment or postponement of an annual meeting or the public disclosure of any adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a shareholder nomination notice.

The following information must be included in the shareholder nomination notice:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such person;

•	the principal occupation and employment of such person;

•

the number of shares of each class and series of our capital stock which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the annual meeting to disclose such ownership as of the record date);

•	such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

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all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; and

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a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the shareholder and any Shareholder Associated Person (as this term is defined below), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the shareholder making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant;

•	as to the shareholder giving the notice:

•	the name and record address of the shareholder, as they appear on the Company’s stock ledger, and the name and address of any Shareholder Associated Person (as this term is defined below);

•

the number of shares of each class and series of our capital stock which are, directly or indirectly, owned beneficially and/or of record by the shareholder or any Shareholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired;

•

any Derivative Instrument (as this term is defined below) directly or indirectly owned beneficially by the shareholder or any Shareholder Associated Person and any other direct or indirect right held by the shareholder or any Shareholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of our shares;

•	any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any shares of any of our securities;

•	any Short Interest (as this term is defined below) directly or indirectly held by the shareholder or any Shareholder Associated Person in any security issued by us;

•	any rights to dividends on our shares owned beneficially by the shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares;

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any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

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any performance-related fees (other than an asset-based fee) that the shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of the shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by the shareholder and any Shareholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

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a description of all arrangements or understandings between the shareholder or any Shareholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made;

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any material interest of the shareholder or any Shareholder Associated Person in the election of the proposed nominee, individually or in the aggregate, including any anticipated benefit to the shareholder or any Shareholder

Associated Person therefrom;

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a representation that the shareholder is a holder of record of our stock entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in shareholder nomination notice;

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a representation from the shareholder as to whether the shareholder or any Shareholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the person proposed as a nominee and/or (B) otherwise to solicit proxies from shareholders in support of the election of such person;

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whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the shareholder or Shareholder Associated Person with respect to any shares of our capital stock, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and

•

any other information relating to the shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section and the rules and regulations promulgated thereunder).

A “Shareholder Associated Person” means with respect to any shareholder (A) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (B) any beneficial owner of our securities owned of record or beneficially by the shareholder, and (C) any person controlling, controlled by or under common control with the Shareholder Associated Person. A “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our securities or with a value derived in whole or in part from the value of any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise. A “Short Interest” means any contract, arrangement, understanding, relationship or otherwise pursuant to which the shareholder or any Shareholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by us.

In addition to the information required above, we may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Under our Amended and Restated By-Laws, a shareholder is entitled to nominate a person for director at a special meeting of shareholders at which directors are to be elected if the shareholder meets the requirements set forth above and complies with the shareholder nomination notice procedures set forth above. With respect to a special meeting, the shareholder’s nomination notice must be delivered to the Secretary of our company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the special meeting or, if the first public disclosure made by us of the date of the special meeting is less than one hundred (100) days prior to the date of the special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at the special meeting. In no event shall any adjournment or postponement of a special meeting or the public disclosure of an adjournment or postponement of a special meeting commence a new time period or extend any time period for the giving of a shareholder’s nomination notice.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 25, 2010 (“fiscal year 2010”), the Board of Directors held five meetings. The Executive Committee did not hold any meetings, the Audit Committee held four meetings, the Compensation Committee held one meeting, and the Corporate Governance and Nominating Committee held one meeting during fiscal year 2010. Each director attended at least 75% of the meetings of the Board and Committees of which they were a member during fiscal year 2010.

Attendance at Annual Meeting of Shareholders

It is the policy of the Board of Directors that, absent sufficient cause, all of our directors attend our Annual Meeting of Shareholders. All of our directors attended last year’s Annual Meeting of Shareholders except for Richard T. Riley whose absence at our last Annual Meeting of Shareholders was excused by the Board of Directors. Mr. Riley’s inability to attend such meeting due to a scheduling conflict was disclosed to the Board of Directors prior to his appointment as a member of the Board.

Communication with the Board of Directors

Shareholders may communicate with the Board of Directors or any individual director by sending a letter addressed to the Board of Directors or the individual director c/o Thomas J. Knoblauch, Assistant Secretary, Dorman Products, Inc. at 3400 East Walnut Street, Colmar, Pennsylvania 18915. All shareholder communications will be delivered to the director to whom such correspondence is addressed.

Proposal I – Election of Directors

Our Amended and Restated By-Laws provide that our business shall be managed by or under the direction of a Board of Directors of not less than two nor more than seven directors, which number shall be fixed from time to time by the Board of Directors. As of the date of the Annual Meeting, the Board of Directors has fixed the number of directors at five. Each of the five directors shall be elected at the Annual Meeting for a term that expires at the next annual shareholder’s meeting. Each director shall hold office for the term for which he was elected and until his successor is selected and qualified. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the five nominees named below to constitute the entire Board of Directors.

Our Corporate Governance and Nominating Committee is responsible for recommending qualified candidates to the Board of Directors that the Board proposes for election by the shareholders. All of the nominees are current directors of the Company and are nominated by the independent members of the Board of Directors. All nominees were recommended to the Board by the Corporate Governance and Nominating Committee. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named on the proxy intend to vote “FOR” the election of any person as may be nominated by the Board of Directors in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a Director if elected.

The following table sets forth certain information, as of the Record Date, as to each nominee for the office of director:

Name	Age	Position	Director Since
Steven L. Berman	51	Chairman of the Board of Directors and Chief Executive Officer	1978
John F. Creamer, Jr.	80	Director	1995
Paul R. Lederer	71	Director	1998
Edgar W. Levin	78	Director	1991
Richard T. Riley	54	Director	2010

The following information about our directors is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Steven L. Berman has been President, Secretary-Treasurer and a director of the Company since October 24, 2007. He became the Chairman of the Board and Chief Executive Officer on January 30, 2011. Prior to October 24, 2007, he served as Executive Vice President, Secretary-Treasurer and a director of the Company since its inception in 1978.

Key Attributes, Experience and Skills: Mr. Steven Berman has more than thirty years of experience in the automotive aftermarket industry and has been involved with the Company since its formation, including over 30 years in management of the Company. He has the requisite skills to serve in his executive capacities including particular skills and knowledge in marketing, finance, product development, vendor relations and strategic business management. Mr. Steven Berman has the ability to connect industry trends, market events, strengths and weaknesses of competitors, the impact of new market entrants and the ability to define a strategic path. In addition, he has demonstrated the ability to convert a high-level strategy into an executable game plan. As a result of his positions with the Company, he also has intimate knowledge of our business, results of operations and financial condition which enables him to provide unique insights into the Company’s challenges, opportunities, risks and operations.

John F. Creamer, Jr. has served as a director since 1995. Mr. Creamer is currently the President of Distribution Marketing Services, Inc., a marketing consulting firm for the automotive aftermarket located in Phoenix, Arizona. He is a former director and former vice chairman of the Board of Directors of Echlin Corporation, an automotive parts company, and past president of the Automotive Warehouse Distributors Association (AWDA).

Key Attributes, Experience and Skills: Mr. Creamer’s contribution to the Company’s Board comes from his 50 years of industry-related business experience with over 30 years in marketing consulting specifically in the automotive aftermarket, as well as his prior board experience with companies in the industry and service in management positions in industry groups. Mr. Creamer is well known and highly regarded in the automotive aftermarket industry, having received a variety of industry awards during his 50 year career. His executive-level sales experience has made him an expert at analyzing product and marketing programs and their impact on long-term shareholder value.

Paul R. Lederer has served as a director since 1998. Mr. Lederer was the Executive Vice President of Federal-Mogul Corporation, a global manufacturer of a broad range of non-discretionary parts primarily for automobiles, light trucks, heavy trucks, and farm and construction vehicles, from February 1998 to October, 1998. From November 1994 to February 1998, Mr. Lederer was President and Chief Operating Officer of Fel-Pro Incorporated, a private manufacturer of gaskets and related products for the internal combustion engine, which was acquired by Federal-Mogul in 1998. Before joining Fel-Pro, he was a consultant to several automotive parts companies. Mr. Lederer is currently a director of O’Reilly Automotive, an automotive parts distributor and retailer. Mr. Lederer had been a director of O’Reilly Automotive from April 1993 to July 1997 and from 2001 to present. He currently serves as O’Reilly’s lead director, a position he has held since 2002. Mr. Lederer is also a director of Maximus, Inc., a provider of program management and consultative services to state and local governments. He was a director of Proliance International, Inc. from 1995 to 2009 and a director of United Components, Inc. from 2003 to 2010.

Key Attributes, Experience and Skills: Mr. Lederer’s 20 plus years of executive experience in the automotive aftermarket industry makes him uniquely qualified to assess the Company’s strategies, goals, and objectives on behalf of its shareholders. He has a high degree of business acumen which enables him to synthesize and connect broad market trends, industry trends, and evolving customer needs.

Edgar W. Levin has served as a director since 1991. Mr. Levin has been President of Ed Levin Associates, a management consulting firm, located in Boynton Beach, FL, since 1989. Prior thereto, he was Senior Vice President of Paramount Communications, Inc., a media and entertainment company and its predecessor, Gulf & Western Industries, a large conglomerate and major manufacturer of and distributor of automotive aftermarket parts. Mr. Levin was a member of the Office of the Chairman at Paramount Communications.

Key Attributes, Experience and Skills: Mr. Levin is skilled at financial statement analysis and interpreting financial measures of performance. He is well skilled in finance, operations, mergers and acquisitions, and strategic planning. He has a thorough understanding of the market that we serve, our customers, operations, and our financial requirements.

Richard T. Riley was appointed to the Board in March 2010. Mr. Riley serves as Chairman, Chief Executive Officer and President of LoJack Corporation where he previously served as the Executive Chairman from December 2008 until May 2010, the Chairman and Chief Executive Officer from November 2006 until December 2008 and as its President and Chief Operating Officer from February 2005 until November 2006. Mr. Riley has served as a director of the LoJack Corporation since February 2005. Prior to joining LoJack Corporation, Mr. Riley served as an officer and director of New England Business Service, Inc., or NEBS, then a public company listed on the New York Stock Exchange. He served as President and Chief Operating Officer of NEBS from 2002 to 2003 and as President, Chief Executive Officer and Chief Operating Officer from 2003 to 2004. Prior to that, he served as a Senior Vice President of NEBS from 1998 to 2002, as President, NEBS Direct Marketing from 2001 to 2002, as President, Integrated Marketing Services from 2000 to 2001 and as President of Rapidforms (acquired by NEBS in 1997) from1992 to 2000. Mr. Riley served as a director of NEBS from 2002 to 2004. He serves as a member of the Board of Directors of VistaPrint NV, a publicly held printing and graphic arts business, where he is Chairman of the Board and serves on both the Audit Committee and the Nominating and Corporate Governance Committee. He is also a member of the Board of Directors of Micro-Coax, Inc., a privately held manufacturer of microwave and cable products.

Key Attributes, Experience and Skills: Mr. Riley is an experienced leader in the automotive industry with a distinctive knowledge of the distribution channels in which the Company competes. He draws his financial expertise from his experience as Audit Manager at Arthur Andersen & Co, his service as a Chief Financial Officer at Rapidforms, and his service as Audit Committee

Chairman at VistaPrint and Micro-Coax. He is skilled in finance, operations, mergers and acquisitions, and strategic planning. Mr. Riley’s financial background, including his experience as Audit Manager at Arthur Andersen & Co. and Chief Financial Officer of Rapidforms, provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

The Board Recommends a Vote “For”

the Election of the Five Nominees listed above as Directors.

Director Compensation

The following table sets forth certain information regarding the annual and long-term compensation earned by or awarded to each non-employee director who served on our Board of Directors during the fiscal year ended December 25, 2010. Directors who are our employees are not compensated for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards (2) ($)	All Other Compensation ($)	Total ($)
George L. Bernstein	$22,000	$—	$—	$—	$22,000
Edgar W. Levin	51,500	117,600	—	—	169,100
John F. Creamer, Jr.	51,000	117,600	—	—	168,600
Paul R. Lederer	51,500	117,600	—	—	169,100
Richard T. Riley	42,200	—	—	—	42,200

(1)	The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards of common stock granted under the 2008 Stock Option and Stock Incentive Plan during fiscal 2010. For a discussion of valuation assumptions, see Note 11 of our Annual Report on Form 10-K for the fiscal year ended December 25, 2010. As of December 25, 2010, the aggregate number of unvested stock awards held by each of our non-employee directors was as follows: George L. Bernstein (see note 2 below) – 0; Edgar W. Levin – 7,500; John F. Creamer, Jr. – 7,500; Paul R. Lederer – 7,500; and Richard T. Riley – 0 (see note 2 below). Stock awards granted during fiscal year ended December 25, 2010 vest at a rate of twenty percent (20%) of the initial award per year, commencing on the first anniversary of the date of grant.
(2)	No stock option grants were made as compensation for director services in 2010. As of December 25, 2010, the aggregate number of option awards held by each of our non-employee directors was as follows: George L. Bernstein– 0; Edgar W. Levin – 10,000; John F. Creamer, Jr. – 6,000; Paul R. Lederer – 20,000; and, Richard T. Riley – 0. In March, 2010, Mr. George L. Bernstein, a member of the Board since 1991, informed us that he would not stand for re-election and would retire on May 20, 2010, the end of his then current term. Richard T. Riley was appointed to the Board in March 2010. Accordingly, the table above reflects partial year compensation for each of George L. Bernstein and Richard T. Riley.

Each of our non-employee directors receives an annual retainer of $37,500 plus $1,500 for each Board of Directors meeting attended and $1,000 for each Committee meeting attended, including telephone and in-person meetings. The Chairman of the Audit Committee receives an additional $1,350 for each Audit Committee meeting attended. The Chairman of the Compensation Committee and Corporate Governance and Nominating Committee receives an additional $500 for each committee meeting attended. Directors are eligible for participation in our equity incentive plans. We have not paid non-equity incentive plan compensation to our directors, nor do our directors participate in a Company-sponsored pension or deferred compensation plan. As a result, columns relating to these items have been deleted from the table above.

Compensation Discussion and Analysis

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board of Directors as well as long-term growth and profitability of the Company which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:

•	To align the interests of our executive officers with those of shareholders by tying a portion of compensation to the Company’s financial performance;

•	To link a portion of compensation to the achievement of our annual and long-term financial and other goals;

•

To compensate the Company’s executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of the executive officers that successfully contribute to our annual and long-term goals;

•	To encourage experienced, talented executives to join the Company; and

•	To motivate our executives to continue to provide excellent performance year after year.

We believe the Company’s executive compensation program creates an environment of shared risk between our executive officers and our shareholders by including a combination of equity based awards and cash compensation tied to the Company’s performance. We believe that our program focuses management’s attention on achieving both annual performance targets and profitable growth over a longer time period as established by the Board of Directors.

We believe it is important that our executive compensation program be competitive and attractive when compared to the compensation programs of peers within our industry with which we compete for executive talent. We must be able to attract and retain skillful and knowledgeable management to manage the Company and poise the Company for future growth while at the same time being mindful of our responsibility to shareholders to control costs. Our compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding specific executives for achieving levels of operational excellence and financial returns that ensure positive short and long-term business performance and continual growth in shareholder value.

We also encourage our executives to think and act like shareholders and increase their ownership in the Company through our equity-based awards and our other equity-based plans. We intend for the program to reward executives for taking well-measured risks to generate returns for our shareholders. At the same time, we intend our executives to share in the potential downside if such investments result in poor performance.

We believe that total amounts of compensation should generally reflect an executive’s experience, skill, knowledge, responsibility and performance within our Company. Amounts should typically increase with increases in an executive’s functional role and his or her ability to affect our performance results. As position and responsibility increase within the Company, a greater portion of the executive’s total compensation becomes performance based pay contingent upon the achievement of performance objectives established by the Compensation Committee.

We enter into employment agreements and have put into place severance arrangements to retain qualified executives. We continue to compete for executive-level talent in an industry where employment agreements with change-in-control and termination payments, as well as severance plans or agreements, are typically provided to executives. We have entered into an employment agreement with our chief executive officer and chief operating officer to retain the services of these key employees and to provide each of them with compensation that reflects their overall experience, position and responsibilities, and expected contributions. Since we do not have employment agreements with certain of our executives, we believe the severance arrangements will encourage participating executives to remain in our employ and permit such individuals to remain focused on the Company’s strategic business objectives during the course of their employment by providing at least some relief from concerns related to job security.

Determining Executive Compensation

As outlined in the Compensation Committee Charter, the Compensation Committee is responsible for annually reviewing and approving executive compensation. The Compensation Committee annually reviews and approves the compensation of the Chairman and Chief Executive Officer (other than the compensation that is set by agreement) and the compensation of the other executive officers of the Company. We work together with management to establish strategic plans and business performance targets and objectives against which management will be measured for fiscal year 2010. Performance objectives for the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated executive officer whose compensation exceeded $100,000 for services rendered during fiscal year 2010 (the “Named Executive Officers”) were based on growth in pre-tax income for fiscal year 2010 and over a three-year period ended December 25, 2010. Following completion of this process, we review and approve the corporate goals and objectives used to compensate the Chairman and Chief Executive Officer and evaluate the performance of the Chairman and Chief Executive Officer in light of those goals and objectives. With respect to the other executive officers’ compensation, the Chief Executive Officer provides the Compensation Committee with his evaluations on the performance of the other executive officers and performance evaluations of certain other key employees, and recommends increases in salary as well as bonus levels, and amount of equity awards for consideration by the Compensation Committee.

The Compensation Committee also annually reviews the compensation systems that are in place for the employees of the Company and approves participation in and all awards, grants and related actions under our equity plans. The Compensation Committee also administers the Employee Stock Purchase Plan and the 401(k) Retirement Plan. In addition, the Compensation Committee annually reviews and approves and recommends to the Board of Directors for its approval, any executive employment agreements, severance arrangements, change in control arrangements, and any special or supplemental benefits, in each case as, when, and if appropriate. The Compensation Committee administers the Executive Cash Bonus Plan approved by our shareholders on May 20, 2010, and will certify payments to participants under the plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

The Compensation Committee has the authority under its Charter to retain compensation consultants to assist it in determining compensation. In setting executive compensation, the Compensation Committee has not elected to utilize the services of an independent compensation consultant but elects to conduct its own informal review of the compensation of our executive officers as compared to the base salary, total cash compensation, and other compensation of executives at a group of peer companies, including Keystone Automotive Industries, LoJack Corporation, Proliance International, Inc., Standard Motor Products, Inc., Tenneco Inc.,

and United Components Inc. (the “Peer Companies”). From time to time, the Compensation Committee also acquires benchmarking reports of senior management compensation at companies that offer products similar to ours. Our most recent benchmarking report, acquired for fiscal 2007, included compensation on the Peer Companies.

The Components of the Executive Compensation Program

Elements of compensation for our executives include the following components:

•	base salary;

•	a cash bonus comprised of a performance-based cash bonus under the 2010 Executive Cash Bonus Plan and a discretionary bonus;

•	periodic equity incentive awards in the form of stock options and restricted stock awards;

•

other compensation, including participation in a 401(k) and profit sharing plan, an employee stock purchase plan, a Nonqualified Deferred Compensation Plan, perquisites and other personal benefits, and post-employment compensation.

In setting compensation levels, we consider, among other things, financial performance of the Company, the executives individual job performance, responsibilities, experience and long-term potential, historical compensation amounts; competitive pay practices generally; relative compensation levels among our senior management team; and general economic conditions.

Base Salary. Base salary reflects amounts paid during the year to our executive officers as direct compensation for their services to the Company as well as to reward each executive officer for their individual performance and to encourage them to higher levels of performance. We also use our base salary to attract and retain top quality executives and other managers from other companies. Base salaries and increases to base salaries recognize the overall experience, position, responsibility and expected contributions of the executive. The base salaries for each of our Named Executive Officers are set forth in the Summary Compensation Table below.

The Compensation Committee establishes and approves annual base salaries for all of the executive officers of the Company, other than those set by agreement, taking into consideration, among other things, the recommendations of the Chief Executive Officer. The base salary of Steven L. Berman, our Chairman and Chief Executive Officer, is set pursuant to his employment agreement and may be increased but not decreased over the term of the agreement in the discretion of the Compensation Committee. Base salaries of the other executive officers, as well as annual salary adjustment for Steven L. Berman, are set annually at levels that we determine adequately reward and retain capable executives, including without targeting any specific quartile of any compensation survey data for total compensation or any component of total compensation. In establishing base salary of our executive officers, as well as annual adjustment for Steven L. Berman, we considered the executive’s individual performance, the importance of and skills required in a particular executive position, and the executive’s total amount of experience.

At times, in deciding the amount of annual base salaries or salary increases, we take into consideration independent compensation studies prepared periodically on our behalf. Although we do not believe in establishing base salaries solely on the basis of benchmarking, we do believe that the use of benchmarking reports from time to time can be a useful salary evaluation tool. We intend that overall compensation, including base salary and bonus, to reflect the performance of each individual executive over time, as well as their contribution to the Company’s annual results and long term initiatives.

Performance Based Cash Bonuses. We use performance based cash bonuses to reward eligible employees at the manager level and above, including our executive officers, for our financial performance and to a lesser extent their individual performance during the year. These bonuses are intended to reward these individuals for their short-term contributions to the Company and to connect compensation to achievement of our annual financial performance objectives.

In December 2009, our Board of Directors unanimously approved the Dorman Products, Inc. Executive Cash Bonus Plan, which provides for incentive payments to executives who may be impacted by Section 162(m) of the Internal Revenue Code of 1986 (referred to below as the “Code”). The Executive Cash Bonus Plan, including the business criteria upon which performance measures are based, was approved by our shareholders on May 20, 2010.

The Executive Cash Bonus Plan is designed to provide a direct link between performance and compensation for our top executives. Additionally, the Executive Cash Bonus Plan is intended to qualify certain components of compensation paid to these executives for tax deductibility under Section 162(m) of the Code. The Executive Cash Bonus Plan replaced our existing executive bonus plan for executives beginning with fiscal year 2010 and automatically renews upon the beginning of each fiscal year (each year of the Plan is referred to below as a “Plan Year”) unless terminated by the Compensation Committee. Under the terms of their respective Employment Agreements, each of Richard N. Berman, Chairman of the Board and Chief Executive Officer, and Steven L. Berman, President and Chief Operating Officer, are automatically eligible to participate in the Executive Cash Bonus Plan. For fiscal 2010 and fiscal 2011, the Compensation Committee designated as participants in the Executive Cash Bonus Plan those executives at the Senior Vice President level and above whose compensation may be subject to Section 162(m).

Section 162(m) generally disallows a federal income tax deduction to any publicly held corporation for non-performance-based compensation paid in excess of $1,000,000 in any taxable year to the Chief Executive Officer or certain other highly compensated executive officers. We intend to structure awards under the Executive Cash Bonus Plan so that compensation under the plan will be qualified as “performance-based compensation” eligible for continued deductibility.

The Named Executive Officers in the Summary Compensation Table were eligible to participate in the Executive Cash Bonus Plan for fiscal year 2010. The Executive Cash Bonus Plan had two components: (i) an annual performance bonus, and (ii) a three-year compounded growth performance bonus. The annual performance bonus and the three-year compounded growth performance bonus are each based on the Company’s growth in pre-tax (pre-bonus) income subject to adjustment, as described in the Executive Cash Bonus Plan. The Compensation Committee believe that basing performance on pre-tax income focuses management’s attention on revenue growth, profitability and increasing market share which are key drivers in building shareholder value.

The amount of the annual performance bonus is equal to the executive officer’s eligible bonus amount, as set forth in the Executive Cash Bonus Plan, multiplied by two times the percentage annual growth in our adjusted pre-tax income. The eligible annual performance bonus amount for each of Richard N. Berman and Steven L. Berman for fiscal year 2010 was set by the Compensation Committee at $520,000. The eligible annual performance bonus amount for each of the other three participating executive officers for fiscal year 2010 was set by the Compensation Committee at $280,000. The three-year compounded growth performance bonus component is based on the Company’s growth in adjusted pre-tax income over the past three years. For fiscal year 2010, the Compensation Committee determined that the participating officers will each receive a bonus payment of $50,000 if our compounded three-year growth in pre-tax income is between 5.0% and 10.0%, a payment of $100,000 if the pre-tax income increase is between 10.0% and 15.0% and a payment of $150,000 if the pre-tax income increase is greater than 15%. No compounded growth performance bonus will be paid if the compounded three-year growth in pre-tax income is below 5.0%. Fifty percent of an executive officer’s earned bonus pursuant to the annual performance bonus component and the three-year compounded growth performance component will be paid in the first quarter of the year following the year in which the bonus was earned; the remaining fifty percent is paid in four equal quarterly installments 180, 270, 360 and 450 days after the fiscal year end in which the bonus was earned. Unless otherwise approved by the Compensation Committee, the executive officer must be employed full-time on the scheduled date of payment to receive that portion of the bonus. For fiscal year 2010, the Compensation Committee awarded bonuses of $776,000, $776,000, $487,000, $487,000 and $487,000 under the Executive Cash Bonus Plan to each of Messers R. Berman, S. Berman, M. Barton, Beretta and Frigo, respectively. The entire amount of the bonuses payable to Richard N. Berman and Steven L. Berman under the Executive Cash Bonus Plan for fiscal year 2010 vested as of December 25, 2010 while only the bonuses payable to Mathias Barton, Joseph Beretta, and Fred Frigo in the first quarter of 2011are vested.

Discretionary Cash Bonuses. In addition to the performance based cash bonuses described above, the Compensation Committee has the authority to award discretionary cash bonuses. This type of bonus is used to reward executive officers and other employees for exemplary performance during the year and to attract and recruit qualified candidates. In 2010, the Compensation Committee awarded discretionary bonuses to the Richard N. Berman, who served as Chairman and Chief Executive Officer during fiscal year 2010, Steven L. Berman, who served as President and Chief Operating Officer during fiscal year 2010, and Mathias J. Barton, who served as Senior Vice President and Chief Financial Officer in fiscal year 2010, in the amount of $150,000, $150,000 and $50,000, respectively. No other officers received discretionary bonuses in 2010. The Compensation Committee considered the following factors in determining the amount of discretionary bonus payable to these executive officers for fiscal 2010: the Company’s overall performance in light of economic conditions experienced during the fiscal year, the executive’s contribution to the Company’s annual and long-term strategic objectives, including maximizing shareholder value, the quality of the executive’s work, and the general success of the Company, as well as, the officer’s contribution to specific strategic initiatives as may be measured in ways different from the performance criteria identified above. Amounts earned as discretionary cash bonuses by the Named Executive Officers are included in the Summary Compensation Table under the column heading “Bonus.” Discretionary bonus amounts are paid in the first quarter of the year following the year in which the bonus was earned.

Equity Awards. Compensation may be awarded to our executive officers in the form of equity-based awards. We use equity grants under our 2008 Stock Option and Stock Incentive Plan to ensure the focus of our executive officers on our key long-term financial and strategic objectives and to encourage them to take into account our and our shareholders’ long-term interests through ownership of our common stock. Awards made under our 2008 Stock Option and Stock Incentive Plan recognize an executive’s contribution to our overall corporate performance and provide a financial incentive to them to achieve our long-term goals. These awards have historically taken the form of stock option grants but in the future could take the form of either stock option grants or restricted stock, or both.

Our equity compensation program is designed to provide the Compensation Committee the flexibility to award long-term equity compensation incentives from several types of equity-based awards. From time to time, we provide our executive officers with long-term incentives in the form of incentive or non-qualified stock options under our 2008 Stock Option and Stock Incentive Plan, which awards typically vest over a five year period, provided the officer remains employed by the Company. We are also able to grant awards of restricted shares to our executive officers.

From time to time, we have awarded stock options, which grants vest in annual installments typically over a five-year period. In the future, we may also award restricted stock, to our executive officers. Equity awards are based upon, among other things, the experience, expertise and responsibility of each executive officer, the financial performance of the Company and such other factors as we deem appropriate, consistent with our previously described compensation philosophy. These time-vested awards are structured as an incentive for continued employment and to align the interest of our officers with those of shareholders. Although we have not established specific target awards governing the receipt, timing or size of equity awards, we typically make an initial equity grant on or soon after the initial date of hire. An initial grant made on or soon after the date of hire serves to help recruit new executives. Because these initial grants are intended as an incentive for employment, the amount of these grants may vary from executive to executive depending on the particular circumstances. Thus, determinations with respect to the granting of stock options and restricted stock awards are subjective in nature.

401(k) Retirement Plan. All of our employees, including our executive officers, are entitled to participate in the Company’s 401(k) Retirement Plan, referred to as the 401(k) Plan and to receive a portion of the Company’s voluntary contribution in either cash or shares of the Company’s common stock in accordance with the terms of the 401(k) Plan. We offer the 401(k) Retirement Plan, including the Company’s voluntary contribution, to enhance our ability to attract and retain talented executives and other key employees and to encourage them to systematically save for retirement.

The 401(k) Plan is administered by a third-party administrator and is available to all employees once they satisfy certain age and service requirements. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account. There are two types of contributions to the 401(k) Plan: (1) voluntary employee contributions which we deduct from each participating employee’s compensation (subject to certain limits established by law); and (2) company discretionary contributions, made in cash, common stock or a combination thereof, which are allocated among the participants based on the employee’s annual compensation compared to the total annual compensation of all eligible employees.

Benefits are payable at age 65 (normal retirement), total disability, death, or upon early employment termination. There are vesting requirements for our contributions, but not for the officer’s voluntary contributions. The vesting schedule provides for twenty percent vesting each year after one year of service, with one hundred percent vesting at six years or more.

For the fiscal year 2010, we contributed an amount equal to four percent of each eligible officer’s annual compensation (with certain limitations to highly compensated employees). Our contribution was funded entirely in cash.

Employee Stock Purchase Plan. Executive officers are entitled to participate in the Company’s Employee Stock Purchase Plan subject to the restrictions and limitations in the Employee Stock Purchase Plan. We believe that our executive officers should acquire a vested interest in our growth and earnings. Under the Employee Stock Purchase Plan, participating employees may purchase shares of the Company’s common stock at a fifteen percent discount to the current trading price.

Post-Employment Compensation. We have entered into employment agreements with Richard and Steven Berman which provide for payments to these officers in the event of termination of employment without “Cause”, for “Good Reason”, termination resulting from death or disability, or termination for any reason within twelve (12) months following a “Change of Control” as such terms are defined under the caption “Executive Compensation – Employment Agreements” in this proxy statement. Assuming the termination of employment of these individuals as of December 25, 2010, Richard and Steven Berman would each be entitled to three years of salary continuation equal to $545,872 per year payable in bi-weekly installments, an annual payment in lieu of bonus of

$150,000 for three years, and health benefits continuation approximately equal to $12,000 per year for three years. Total benefits would equal approximately $2,123,616 for each executive and would not begin until the date six months after their respective dates of termination. As described in further detail later in this Proxy Statement under the caption “Executive Compensation – Post Employment Benefits for Other Executive Officers,” we agreed to provide Mathias Barton and Joseph Beretta salary continuation pursuant to which each of them would receive six months’ salary continuation in the event of a termination of employment without “Cause.”

We do not provide pension benefits, post-employment health coverage, non-qualified defined contribution or other deferred compensation plans to our executive officers other than as described in the individual employment and severance agreements discussed in this Proxy Statement. Our employees, including our executive officers, are employees-at-will and as such do not have employment contracts, except in the case of Richard N. Berman and Steven L. Berman and employees of certain foreign subsidiaries.

Deferred Compensation. On January 25, 2011, our Compensation Committee approved a Nonqualified Deferred Compensation Plan (our “Deferred Compensation Plan”). All of our Named Executive Officers are eligible to participate in the Deferred Compensation Plan. Our Deferred Compensation Plan is intended to benefit a select group of our highly compensated contributors who are key to our future success and to help attract and retain management talent going forward. Our Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of the Employee Retirement Income Security Act of 1974 (ERISA). This Deferred Compensation Plan is intended to comply with Section 409A of the Internal Revenue Code.

Under our Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, 25% of his base salary and 90% of his bonus annually. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed upon the occurrence of the following events: (i) separation of employment, (ii) as elected after minimum deferral period (either lump sum or in equal installments up to 5 years), (iii) death, (iv) disability (as defined by Section 409A of the Internal Revenue Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Deferred Compensation Plan.

In order for our Deferred Compensation Plan to comply with the applicable requirements of the Internal Revenue Code, amounts deferred by our Named Executive Officers must remain as employer assets, subject to the claims of the general creditors in the event of bankruptcy or forced liquidation of the Company.

Perquisites and other Benefits. We annually review the perquisites that our executive officers receive. Each executive officer receives an auto allowance. All members of senior management are eligible to participate in our Company’s other benefits plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, the 401(k) Retirement Plan and the Employee Stock Purchase Plan. Relocation benefits are generally reimbursed pursuant to our relocation benefits policy but may be individually negotiated on an as needed basis.

Compensation Committee Report

The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee met with management and reviewed and discussed with management the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Edgar W. Levin, Chairman	John F. Creamer

Richard T. Riley	Paul R. Lederer

Executive Compensation

The following table sets forth certain information regarding the annual and long-term compensation earned during our last three fiscal years by the Named Executive Officers.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard N. Berman	2010	$545,872	$150,000	(2)	$820,273	$22,000	$1,538,145
Chairman of the	2009	529,973	150,000		864,492	21,800	1,566,265
Board, Chief	2008	514,370	246,500		—	21,200	782,070
Executive Officer
Steven L. Berman	2010	$545,872	$150,000	(2)	$820,273	$22,000	$1,538,145
Chief Operating	2009	529,973	150,000		864,492	21,800	1,566,265
Officer, President,	2008	514,370	246,500		—	21,200	782,070
Secretary-Treasurer
and Director
Mathias J. Barton	2010	$316,148	$50,000	(5)	$510,916	$16,000	$893,064
Senior Vice	2009	306,940	—		534,726	15,800	857,466
President, Chief	2008	297,520	77,000		—	15,200	389,720
Financial Officer
Joseph M. Beretta	2010	$295,789	—		$510,916	$17,500	$824,205
Senior Vice	2009	287,174	—		534,726	16,700	838,600
President, Product	2008	265,065	52,000		—	16,500	333,565
Fred V. Frigo	2010	$251,969	—		$510,916	$16,000	$778,885
Senior Vice	2009	244,630	—		534,726	15,200	794,556
President, Operations	2008	237,380	26,000		—	15,000	278,380

(1)	Steven L. Berman became the Chief Executive Officer and Chairman of the Board upon the passing of his brother, Richard N. Berman, in January 2011. In February 2011, the Board of Directors appointed Mathias J. Barton and Joseph M. Berretta as co-Presidents of the Company. Also in February, 2011, the Board of Directors appointed Matthew S. Kohnke its Chief Financial Officer. Mr. Kohnke was the Company’s Vice President – Corporate Controller since 2002.
(2)	Represents $150,000 of discretionary bonus earned.
(3)	Represents amount earned under the Executive Cash Bonus Plan.
(4)	Amounts shown for Richard N. Berman and Steven L. Berman include $12,000 in annual automobile allowances and $10,000 in estimated contributions to the Company’s 401(k) Plan. Mathias J. Barton, Joseph M. Beretta, and Fred V. Frigo each received $10,000 in estimated contribution to the Company’s 401(k) Plan on behalf of such named executive. Mathias J. Barton and Fred V. Frigo each received $6,000 in automobile allowance. Joseph M. Beretta received $7,500 in automobile allowance.
(5)	Represents $50,000 of discretionary bonus paid.

Grants of Plan-Based Awards in Fiscal Year Ended December 25, 2010

We did not grant stock options or shares of restricted stock during the fiscal year ended December 25, 2010 to our Named Executive Officers. As a result, we have not included the columns relating to stock options or grants of restricted stock in the table below.

GRANTS OF PLAN-BASED AWARDS

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
	Threshold ($)	Target ($)	Maximum ($)
Richard N. Berman	0	(2)	2,000,000
Steven L. Berman	0	(2)	2,000,000
Mathias J. Barton	0	(2)	2,000,000
Joseph M. Beretta	0	(2)	2,000,000
Fred V. Frigo	0	(2)	2,000,000

(1)	Actual amounts paid under the 2010 Executive Cash Bonus Plan are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table”. For more information on the performance metrics applicable to these awards, see “Compensation Discussion and Analysis – Executive Bonus Plan for 2010”.
(2)	The 2010 Executive Bonus Plan provided non-equity incentive compensation based on the Company’s growth in pre-tax (pre-bonus) income subject to adjustment as described in the 2010 Executive Bonus Plan. The amount of the annual performance bonus for Mr. Richard Berman and Mr. Steven Berman is $520,000 multiplied by two times the percentage annual growth in the Company’s 2010 adjusted pre-tax income. The amount of the annual performance bonus for Messrs. Barton, Beretta and Frigo is $280,000 multiplied by two times the percentage annual growth in the Company’s 2010 adjusted pre-tax income. The Plan also provides that each participant will also receive a bonus payment of $50,000 if compounded three-year growth in pre-tax income is between 5.0% and 10.0%, a payment of $100,000 if the pre-tax income increase is between 10.0% and 15.0% and a payment of $150,000 if the pre-tax income increase is greater than 15%. No compounded growth performance bonus will be paid if the compounded three-year growth in pre-tax income is below 5.0%.

We did not grant stock options or stock awards to our Named Executive Officers during our last three fiscal years. We do not offer a company-sponsored pension plan. As a result, columns related to these items have been deleted from the Summary Compensation Table above.

Elements of compensation for our Named Executive Officers include salary, bonus, equity incentive awards, non-equity incentive plan compensation and other perquisites. The base salaries for fiscal year 2010 for the Named Executive Officers were set by our Compensation Committee at the Compensation Committee meeting in December of 2009 at which time the Committee also approved the discretionary bonuses to be paid to certain of the Named Executive Officers and the non-equity incentive plan compensation earned under the 2009 Executive Bonus Plan. In March 2010, upon recommendation of the Compensation Committee, the Board unanimously approved the Executive Cash Bonus Plan. Such Executive Cash Bonus Plan was approved by shareholders of the Company in May 2011. In December 2010, the Compensation Committee selected the participants eligible to receive awards under the 2011 Executive Cash Bonus Plan and approved the performance measures for each participant for fiscal year 2011. For details of how compensation is determined pursuant to the Executive Cash Bonus Plan, please see the “Compensation Discussion and Analysis” in this Proxy Statement. See “Employment Agreements” below for a discussion of the employment and other agreements we have with the Named Executive Officers.

Outstanding Equity Awards Value at 2010 Fiscal Year End

The following table includes certain information with respect to the value of all unexercised options previously awarded to the Named Executive Officers at December 25, 2010.

OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Richard N. Berman Chairman of the Board and Chief Executive Officer	—	—	—	—	—
Steven L. Berman Executive Chief Operating Officer, President Secretary-Treasurer and Director	—	—	—	—	—
Mathias J. Barton Senior Vice President, Chief Financial Officer	25,000 45,000 20,000	— — —	— — —	$1.50 5.08 12.48	7/8/2011 5/30/2013 1/3/2015
Joseph M. Beretta Senior Vice President, Product	83,900 20,000	— —	— —	8.01 12.48	2/2/2014 1/3/2015
Fred V. Frigo Senior Vice President, Operations	20,000 20,000	— —	— —	7.14 12.48	12/18/2013 1/3/2015

Option Exercises and Stock Vested in Fiscal Year Ended December 25, 2010

The following table includes certain information with respect to the number and value of options exercised by our Named Executive Officers in fiscal year ended December 25, 2010. We have not granted restricted stock awards to our executive officers as part of our equity incentive plans.

	OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard N. Berman Chairman of the Board and Chief Executive Officer	—	—	—	—
Steven L. Berman Executive Chief Operating Officer, President Secretary-Treasurer and Director	—	—	—	—
Mathias J. Barton Senior Vice President, Chief Financial Officer	25,000	$600,000	—	—
Joseph M. Beretta Senior Vice President, Product	10,500	139,020	—	—
Fred V. Frigo Senior Vice President, Operations	50,000	1,561,000	—	—

(1)	Market value of underlying shares minus the exercise price.

Employment Agreements

Agreements with Richard N. Berman and Steven L. Berman. On April 1, 2008, we entered into an individual employment agreement with each of Richard N. Berman, the former Chairman of the Board and Chief Executive Officer, and Steven L. Berman, Chairman of the Board, Chief Executive Officer, Chief Operating Officer and President. The agreements have an initial term of three years expiring March 31, 2011. On each anniversary of the effective date, the term of the agreement will automatically extend for an additional one year unless further extended or earlier terminated as provided in each agreement. The employment agreements provide for: (i) a base salary of approximately $514,370 per year during the term of the agreement (which salary may be increased but not decreased from time to time as determined by the Compensation Committee of the Company) and (ii) eligibility for an annual bonus and other benefits provided under the Company’s Executive Bonus Plan or other plans maintained by the Company, in such amounts as determined by the Compensation Committee, in its sole discretion. Each of the employment agreements provides that each of Richard N. Berman and Steven L. Berman is entitled to participate in other employment benefits plans or arrangements generally available to executive officers of the Company, four weeks paid vacation per year and the use of an automobile and related expenses provided for by us. On December 25, 2010, each of Richard N. Berman and Steven L. Berman had an annual base salary of $545,872.

Under the terms of the agreements, Richard N. Berman and Steven L. Berman will each receive his then current salary, an annual payment in lieu of bonuses equal to $150,000, and medical, dental, vision and hospitalization insurance benefits through the remaining term following termination without “Cause,” for “Good Reason,” termination resulting from death or disability, or termination for any reason within twelve (12) months following a “Change-in-Control.”

In the event of termination for “Cause” or without “Good Reason,” each of Richard N. Berman and Steven L. Berman shall be entitled to receive any earned or unpaid salary through the date of termination, reimbursement of properly incurred business expenses, payment for accrued and unused vacation days and payment for any vested accrued benefits or other payments properly due and owing under the agreement with respect to termination for “Cause” or without “Good Reason.”

“Cause” means the occurrence of any one of the following as determined by our Board of Directors: (i) the willful and continued failure by the Executive to attempt in good faith substantially to perform his obligations under this Agreement (other than any such failure resulting from the Executive’s incapacity due to a Disability); provided, however, that the Company shall have provided the Executive with written notice that such actions are occurring and, where practical, the Executive has been afforded at least thirty (30) days to cure same; (ii) the indictment of the Executive for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty; or (iii) the Executive’s willfully engaging in misconduct in the performance of his duties for the Company or other than in the performance of his duties for the Company (including, but not limited to, theft, fraud, embezzlement, and securities law violations or a violation of the Company’s Code of Conduct or other written policies) that is materially injurious to the Company, or, in the good faith determination of the Compensation Committee, is potentially materially injurious to the Company, monetarily or otherwise.

“Good Reason” means the occurrence of any of the following events without the Executive’s consent: (i) a material diminution of the authorities, duties or responsibilities of the Executive set forth in the agreement; (ii) the loss of any of the titles of the Executive with the Company set forth in the agreement ; (iii) a reduction by the Company in the Executive’s Base Salary; (iv) a material change in the Executive’s primary place of employment; (v) the failure by the Compensation Committee to nominate or re-nominate the Executive to serve as, with respect to Richard N. Berman, Chairman of the Board or, with respect to Steven L. Berman, as a member of the Board or removal of the Executive as, with respect to Richard N. Berman, Chairman of the Board or, with respect to Steven L. Berman, as a member of the Board (other than as a result of or due to the Executive’s death or Disability, because of a legal prohibition under applicable law or regulation, or for “Cause,” as defined above); (vi) the assignment to the Executive of duties or responsibilities which are materially inconsistent with any of his duties and responsibilities set forth in the agreement; or (vii) a change in the reporting structure so that the Executive reports to someone other than as specified in the agreement; provided, however, that, within ninety (90) days of any such event having occurred, the Executive shall have provided the Company with written notice that such events have occurred and afforded the Company thirty (30) days to cure same.

“Change of Control” means the occurrence of any one of the following events (i) any person or other entity (other than any of the Company’s subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries) including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”); (ii) the Board and/or the shareholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs; (iii) the Board and/or the shareholders of the Company approve a consolidation or merger of the Company with another entity (other than with any of the Company’s subsidiaries), the consummation of which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or (iv) a change in the board of directors of the Company occurs with the result that the members of the board on the effective date of this Agreement (the “Incumbent Directors”) no longer constitute a majority of such board of directors, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by more than half of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

Each of the agreements also provides for non-solicitation and non-competition provisions for the term of the agreement and two years thereafter. The agreement also includes standard confidentiality and trade secret provisions typically included in agreements of this type.

Assuming the termination of employment of these individuals as of December 25, 2010, Richard N. Berman and Steven L. Berman would be entitled to salary continuation payments equal to $545,872 per year payable in bi-weekly installments through the end of the term of the employment agreement, an annual payment in lieu of bonus of $150,000 per year, and health benefits continuation approximately equal to $12,000 per year through the end of the term of the employment agreement. Total benefits payable upon termination of the agreement would equal approximately $2,123,616 for each of Richard N. Berman and Steven L. Berman and would not begin until the date six months after their respective dates of termination. Under the terms of their employment agreements, in the event that there is an excise tax imposed on payments following a termination of employment, the Company is obligated to pay each of them an additional amount so as to eliminate any financial impact that arises from the excise tax imposed on him.

Post-employment Benefits for Other Executive Officers. We also agreed to provide each of Mathias J. Barton, Senior Vice President and Chief Financial Officer and Joseph M. Beretta, Senior Vice President, Product, with six months of salary continuation in the event of the termination of employment without “Cause. Assuming the termination of employment without Cause as of December 25, 2010, Mr. Barton would be entitled to six months of salary continuation payment equal to approximately $162,817, payable in bi-weekly installments through June 24, 2011. Assuming termination of employment without cause as of December 25, 2010, Mr. Beretta would be entitled to six months of salary continuation payment equal to $152,331, payable in bi-weekly installments through June 24, 2011. For purposes of determining whether the payment of salary continuation to either of Mr. Barton or Mr. Beretta as described in this paragraph is appropriate, we define “Cause” as (i) the gross neglect or willful failure by the executive to perform his duties and responsibilities in all material respects; (ii) any act of fraud by the Executive, whether relating to the Group or otherwise; (iii) the conviction or entry into a plea of nolo contendere by the executive with respect to any felony or misdemeanor (other than a traffic offense which does not result in imprisonment); or (iv) the commission by the executive of any willful or intentional act (including any violation of law) which materially injures the reputation or materially adversely affects the business or business relationships of the Company. For purposes of this definition, no act, or failure to act, on the executive’s part shall be deemed “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the executive’s act, or failure to act, was in the best interest of the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of George L. Bernstein (who did not stand for reelection and retired on May 20, 2010), Richard T. Riley (who joined our Board of Directors and the Compensation Committee in March, 2010), John F. Creamer, Jr., Paul R. Lederer and Edgar W. Levin in the fiscal year ended December 25, 2010. No person who served as a member of the Compensation Committee during the fiscal year ended December 25, 2010 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 25, 2010, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Certain Relationships and Related Transactions

We have entered into a noncancelable operating lease for our primary operating facility in Colmar, Pennsylvania with BREP I, a Pennsylvania limited partnership of which the late Richard N. Berman, our former Chairman of the Board of Directors and Chief Executive Officer, his brother Steven L. Berman, our Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer, his father, Jordan S. Berman, and his brothers, Marc H. Berman and Fred B. Berman, are limited partners. Steven L. Berman is a controlling shareholder of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I. Jordan S. Berman, Marc H. Berman and Fred B. Berman are each directors and officers of BREP, Inc. The estate of Richard N. Berman, of which Steven L. Berman is co-executor, and Steven L. Berman each own a 27.9% interest in BREP I. Under the lease, the Company paid rent of $4.27 per square foot ($1.4 million per year) in fiscal 2010. The rents payable on the Pennsylvania property are adjusted on January 1 of each year to reflect annual changes in the Consumer Price Index for All Urban Consumers – U.S. City Average, All Items. The lease is a “net” lease, under which the Company is responsible for all expenses attributable to the leased property (including maintenance and repair) and for the conduct of its operations in compliance with all applicable laws and regulations. In December of 2007, the lease was extended and will expire on December 28, 2012. The Company’s rent in 2011 will be approximately $4.35 per square foot ($1.4 million per year). In the opinion of the Company’s Audit Committee which approved the lease extension agreement, the terms of this lease are no less favorable than those which could have been obtained from an unaffiliated party.

The Audit Committee is responsible for reviewing and approving all related party transactions pursuant to the Audit Committee Charter which has been adopted by the Board of Directors. The Audit Committee reviews and approves all related party transaction as defined in Item 404(a) of Regulation S-K without regard to the thresholds established for disclosure under such regulations. The Chairman of the Audit Committee can be reached by sending a letter to Chairman of the Audit Committee, Confidential – Conduct of Business Affairs at: Dorman Products, Inc., P.O. Box 1800, 3400 East Walnut Street, Colmar, PA, 18915.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s common stock as of March 25, 2011 by (i) each director and nominee for director, (ii) each person who we know to be the beneficial owner of more than 5% of the common stock, (iii) each executive officer named in the Summary Compensation Table contained in this proxy statement, and (iv) all directors, director nominees and executive officers as a group. Except as otherwise indicated, to our knowledge, the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares. The business address of our directors, director nominees and executive officers is that of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent
Steven L. Berman (2)	3,549,374	(3)(4)	19.9%
Sharyn Berman (2)	1,775,613	(3)(5)	9.9%
Royce & Associates, LLC	2,496,340	(7)	14.0%
Dimensional Fund Advisors LP	1,156,782	(8)	6.5%
T. Rowe Price Associates, Inc., and T. Rowe Price Small-Cap Value Fund, Inc.	1,263,820	(6)	7.0%
Mathias J. Barton	127,482	(9)	*
Edgar W. Levin	62,100	(10)	*
Paul R. Lederer	30,025	(11)	*
John F. Creamer, Jr.	25,225	(12)	*
Joseph M. Beretta	103,900	(13)	*
Fred V. Frigo	87,662	(14)	*
Executive officers and directors as a group (8 persons)	3,969,768	(15)	22.2%

*	Denotes less than 1%.
(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (the “SEC”) and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of March 25, 2011. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded up to the closest whole number. Share numbers in the table may, as indicated in the appropriate notes, include share units held for the person’s account in the Company’s 401(k) Plan as of March 25, 2011.
(2)	Pursuant to the Amended and Restated Shareholders’ Agreement, dated as of July 1, 2006 (the “Shareholders’ Agreement”), among the late Richard N. Berman, Steven L. Berman, their father Jordan S. Berman, their brothers, Marc H. Berman and Fred B. Berman, their mother, Deanna Berman, and the additional shareholders named therein, except as otherwise provided in the Shareholders’ Agreement with respect to Jordan S. Berman and Deanna Berman, each shareholder has granted the others rights of first refusal, exercisable on a pro rata basis or in such other proportions as the exercising shareholders may agree, to purchase shares of common stock of the Company which any of them, or upon their deaths their respective estates, proposes to sell to third parties. The Company has agreed with these shareholders that, upon their deaths, to the extent that any of their shares are not purchased by any of these surviving shareholders and may not be sold without registration under the Securities Act of 1933, as amended (the “1933 Act”), the Company will use its best efforts to cause those shares to be registered under the 1933 Act. The expenses of any such registration will be borne by the estate of the deceased shareholder. The additional shareholders are trusts for which either Steven L. Berman, Marc H. Berman or Fred B. Berman act as trustee for the benefit of their own children, or the children of the late Richard N. Berman.

(3)	Steven L. Berman and Sharyn Berman, the co-executors of the estate of the late Richard N. Berman and Jordan S. Berman share with each other voting and dispositive power with respect to the following shares of common stock: (i) 161,800 shares held by BREP I, a Pennsylvania limited partnership (“BREP I”); and (ii) 190,200 shares held by BREP III, a Pennsylvania limited partnership (“BREP III,” and together with BREP I, the “Partnerships”). The general partner of each of the Partnerships is BREP, Inc., a Pennsylvania corporation. Steven L. Berman and the estate of Richard N. Berman are each a limited partner of each of the Partnerships and a controlling shareholder of BREP, Inc. Jordan S. Berman is the President, a director and a shareholder of BREP, Inc.
(4)	Includes: (i) 822,395 shares held directly; (ii) 1,271,398 shares held by the Steven L. Berman Grantor Retained Annuity Trusts (the “Steven L. Berman GRATS”); (iii) 55,536 shares held by The Steven L. Berman Charitable Remainder Trusts (the “Steven L. Berman CRUTS”); (iv) 57,639 shares held by three different trusts, each dated October 27, 2003, for the benefit of Steven L. Berman’s children (together, the “Steven L. Berman Trusts”); (v) 451,585 shares as co-executor of the estate of Richard N. Berman; (vi) 116,932 shares held by six different trusts, each dated October 27, 2003, for the benefit of Richard N. Berman’s children (the “Richard N. Berman Trusts”); (vii) 405,397 shares held by the Richard N. Berman Grantor Retained Annuity Trusts (the “Richard N. Berman GRATS”); (viii) 352,000 shares held by the Partnerships described in footnote 3 above over which he has shared voting and dispositive power as a shareholder and as co-executor of the estate of Richard N. Berman; and (ix) 16,492 shares in trust for his account in the Company’s 401(k) Plan over which he has dispositive but no voting power. Steven L. Berman is the trustee for each of the Steven L. Berman GRATS, the Steven L. Berman CRUTS, the Steven L. Berman Trusts, the Richard N. Berman Trusts, and the Richard N. Berman GRATS, in which capacity he has the sole power to vote and dispose of the shares held in these trusts. Excludes 4,173,093 shares that may be deemed beneficially owned by the shareholders party to the Shareholders’ Agreement (as defined in note (2) above) other than Steven L. Berman, the shares held by the estate of Richard Berman and shares in GRATS created by Richard or Steven Berman over which Steven Berman acts as trustee, as to all of which shares he disclaims beneficial ownership.
(5)	Includes: (i) 37,692 shares held directly, 55,536 shares held by the Richard N. Berman Charitable Remainder Trusts (the “Richard N. Berman CRUTS”); (ii) 862,308 shares held by the Sharyn Berman Retained Annuity Trust (the “Sharyn Berman GRAT”); (iii) 451,585 shares held as the co-executor of the Estate of Richard N. Berman; (iv) 16,492 shares held as the beneficiary of the 401(k) account of her late husband, Richard N. Berman, under the Company’s 401(k) Plan over which she has dispositive but no voting power; and (v) 352,000 shares held by the Partnerships described in footnote 3 above over which she has shared voting and dispositive power as co-executor of the estate of Richard N. Berman. Sharyn Berman is the trustee of each of the Sharyn Berman GRAT and the Richard N. Berman CRUTS, in which capacity she has sole voting and dispositive power over the shares held in these trusts. Excludes 5,946,854 shares that may be deemed to be owned by the shareholders party to the Shareholders’ Agreement (as defined in Note 2 above) other than the shares held by her late husband Richard N. Berman and the aforementioned Trusts, as to which she disclaims beneficial ownership.
(6)	Based solely on a Schedule 13G filed with the SEC on February 10, 2011 by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Small-Cap Value Fund, Inc. (“Price Small-Cap” and together with Price Associates, “T. Rowe Price”). The filing indicates that, as of December 31, 2010, (i) Price Associates had sole voting power with respect to 213,820 shares, shared voting power over no shares, sole dispositive power over 1,263,820 shares and shared dispositive power over no shares, and (ii) Price Small-Cap had sole voting power over 1,050,000 shares and did not have shared voting power, sole dispositive power or shared dispositive power over any shares. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.
(7)	Based solely on a Schedule 13G/A filed with the SEC on January 12, 2011 by Royce & Associates, LLC (“Royce”). The filing indicates that, as of December 31, 2010, Royce had sole voting power over 2,496,340 shares, shared voting power over no shares, sole dispositive power over 2,496,340 shares and shared dispositive power over no shares. The address of Royce is 745 Fifth Ave, New York, New York 10151.
(8)

Based solely on a Schedule 13G/A filed with the SEC on February 11, 2011 by Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) (“Dimensional”). The filing indicates that, as of December 31, 2010, Dimensional had sole voting power over 1,146,644 shares, shared voting power over no shares, sole dispositive power over 1,156,782 shares and shared dispositive power over no shares. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.
(9)	Includes: (i) 60,780 shares held directly, (ii) 65,000 shares subject to options exercisable as of the Record Date, (iii) 1,302 shares held for his account in the Company’s 401(k) Plan, and (iv) 400 shares held in trust for the benefit of Mr. Barton’s children.
(10)	Includes: (i) 52,100 shares held directly, and (ii) 10,000 shares subject to options exercisable as of the Record Date.
(11)	Includes (i) 10,025 shares held directly, and (ii) 20,000 shares subject to options exercisable as of the Record Date.
(12)	Includes (i) 19, 225 held directly, and (ii) 6,000 shares subject to options exercisable as of the Record Date.
(13)	[Includes: (i) 103,900 shares subject to options exercisable as of the Record Date.
(14)	Includes: (i) 70,638 shares held directly, and (ii) 17,024 shares subject to options exercisable as of the Record Date.
(15)	Includes: (i) 221,924 shares subject to options exercisable as of the Record Date and within 60 days of the Record Date and (ii) 40,875 shares held for the accounts of the Company’s executive officers in the Company’s 401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and the NASDAQ Global Stock Market and to furnish the Company copies.

Based on its review of the copies of such forms received by it, or written representation from certain reporting persons, we believe that all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the last fiscal year.

Report of Audit Committee

The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors these processes. The Committee has reviewed and discussed the audited financial statements and management’s and KPMG’s evaluations of the Company’s system of internal controls over financial reporting contained in the 2010 Annual Report on Form 10-K.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Committee has discussed with KPMG (i) the matters specified in Statement on Auditing Standards No. 61, “Communications with Audit Committees,” (Codification of Statements of Auditing Standards, August 2, 2008 AU 380), as amended, as adopted by the PCAOB in Rule 3200T; and (ii) the independence of KPMG from the Company and management. KPMG has provided the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountants communicating with the Audit Committee concerning independence. The Audit Committee also considered the non-audit services provided by KPMG in their review of KPMG’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements and management’s report on internal control over financial reporting in the Company’s Annual Report on Form 10-K for the year ended December 25, 2010 for filing with the SEC.

Audit Committee:

Richard T. Riley, Chairman	Paul R. Lederer

John F. Creamer, Jr.	Edgar W. Levin

Proposal II – Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with applicable SEC rules.

As described in detail under the heading “Executive Compensation Philosophy and Objectives” (page 14 of this Proxy Statement), our executive compensation program is designed to attract and retain executive talent to help ensure our future success and to reward our executives for the successful achievement of corporate financial and other goals. Our program creates an environment of shared risk between our executive officers and our shareholders by including equity based awards and cash compensation based on Company performance as part of our executive compensation program. We believe that our executive compensation program should focus management’s attention on achieving both annual performance targets and profitable growth over a longer time period. The program is designed to reward management for the achievement of both short and long term strategic objectives as established by the Board of Directors. Additional details about our executive compensation programs, including information about executive compensation for fiscal year ended December 25, 2010, are described under the section entitled “Compensation Discussion and Analysis” which begins on page 14 of this Proxy Statement.

The Compensation Committee periodically reviews the compensation programs for our Named Executive Officers to ensure that the Company can attract and retain executive talent and reward our executives for the successful achievement of corporate financial and other goals intended to enhance shareholder value.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinion of our shareholders and to the extent there is any significant vote against the compensation of Named Executive Officers as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote “For” the approval of the compensation of our Named Executive

Officers, as described in this Proxy Statement pursuant to the compensation disclosure rules of the

Securities and Exchange Commission.

Proposal III – Advisory Vote on the Frequency of the

Advisory Vote on Executive Compensation

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal II of this Proxy Statement. By voting on this Proposal III, shareholders may indicate whether they would prefer an advisory vote on the compensation of our Named Executive Officer once every one, two, or three years. Shareholders have the option to vote for any one of the three options, or to abstain on the matter.

After careful consideration, our Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company, and therefore our Board recommends that you vote for a three year interval for the advisory vote on executive compensation.

In formulating its recommendation, our board of directors considered our compensation components. For example, as discussed under the heading “Compensation Discuss and Analysis The Components of the Executive Compensation Program” of this Proxy Statement, our Executive Cash Bonus Plan includes a three-year compounded growth performance bonus component which is based on the Company’s growth in adjusted pre-tax income over a three year period. A vote held every three years will be consistent with, and provide useful input on, this long-term component of our Executive Cash Bonus Plan. Furthermore, a three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote, implement any desired changes to our executive compensation policies and procedures, and will provide investors sufficient time to evaluate the effectiveness of our executive compensation program as it relates to the business outcomes of the Company. Finally, the three year interval will avoid the additional administrative burden on the Company of engaging in annual votes on executive compensation.

Although the vote is non-binding, our Board of Directors and compensation committee will take into account the results of the vote when making future decisions about the Company’s executive compensation philosophy and objectives. The Company’s shareholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when “say-on-pay” votes do not occur. As discussed under the heading “Communication with the Board of Directors” of this Proxy Statement, shareholders may communicate directly with the Board, including on issues of executive compensation.

The Board recommends a vote “For” the Option of Once Every Three Years as the Frequency with which Shareholders are Provided an Advisory vote on Executive Compensation.

Proposal IV – Ratification of KPMG LLP as Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the fiscal year ended December 25, 2010 was the firm of KPMG LLP. The Audit Committee of our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2011. A representative of KPMG LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

The Audit Committee, with the endorsement of the Board of Directors, recommends that you ratify that appointment. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the Annual Meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board recommends you vote “For” the ratification of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by KPMG LLP as of or for the fiscal years ended December 25, 2010 and December 26, 2009 were:

Fiscal Year Ended

Services Rendered (1)	December 25, 2010	December 26, 2009
Audit Fees	$519,000	$532,640
Audit Related Fees	—	—
Tax Fees	151,000	160,000
All Other Fees	1,650	1,500

Total	$671,650	$694,140

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees. Audit fees for the fiscal years ended December 25, 2010 and December 26, 2009 were for professional services rendered for the audits of our consolidated financial statements, and for the attestation of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

Audit Related Fees. Audit related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” There were no audit related fees for the fiscal years ended December 25, 2010 and December 26, 2009.

Tax Fees. Tax fees for the fiscal years ended December 25, 2010 and December 26, 2009 were for services relating to tax preparation services and tax advice and planning other than those directly related to the audit of the income tax accrual.

All Other Fees. All other fees for the fiscal years ended December 25, 2010 and December 26, 2009 were for the annual subscription for accounting software we used.

The Audit Committee has considered and determined that the services provided by KPMG LLP are compatible with KPMG LLP maintaining its independence.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is pre-approval of all audit, audit related, tax services and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided by KPMG LLP to us during the fiscal years ended December 25, 2010 and December 26, 2009.

Shareholder Proposals

Proposals by shareholders to be presented at our annual meeting of shareholders to be held in 2012 must be received by us no later than December 10, 2011 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

In addition, shareholders are notified that the deadline for providing us timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at our 2012 annual meeting of shareholders is not earlier than the close of business on January 19, 2012 and not later than the close of business on February 18, 2012. Any such notice must comply with our Amended and Restated By-Laws, a copy of which may be obtained on our website located at www.dormanproducts.com. As to all such matters which we do not have notice on or prior to such date, discretionary authority shall be granted to the persons designated in our proxy statement related to the 2012 annual meeting of shareholders to vote on such proposal.

Annual Report

A copy of our 2010 Annual Report to Shareholders, including our Form 10-K for the fiscal year ending December 25, 2010, is being furnished concurrently with this proxy statement at http://www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 25, 2010, including the financial statements and financial statement schedules (except for exhibits), can also be obtained without charge by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary. We also make available, free of charge, on our website located at www.dormanproducts.com, our Annual Report on Form 10-K, including all amendments thereto,.

Solicitation of Proxies

We will pay all expenses incurred in connection with the solicitation of proxy cards. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or facsimile. We have requested that brokers and nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers and nominees for their out-of-pocket and reasonable expenses.

Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $7,500 to $15,000 plus out-of-pocket expenses.

Other Matters

As of the date of this proxy statement, no other matter is known which will be brought before the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that our Board of Directors does not know, 10 calendar days after notice of the meeting is mailed, are to be presented for approval at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act, as amended; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment and discretion.

Householding

In order to reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our common stock and sharing an address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions. The Company will promptly deliver a separate copy of any of these documents to you if you request one by writing or calling as following: Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary (215) 997-1800. If you want to receive separate copies of the annual report, proxy statement or Notice of Internet Availability of Proxy Materials in the future, you should contact the Company at the above address and phone number.

By Order of the Board of Directors

/s/ THOMAS J. KNOBLAUCH
Thomas J. Knoblauch
Vice President, General Counsel and Assistant Secretary

Colmar, Pennsylvania

April 8, 2011

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # 000000000000

DORMAN

NEW SINCE 1918

1

1 1 OF

2

DORMAN PRODUCTS, INC.

C/O BROADRIDGE

44 W. LANCASTER AVE

ARDMORE, PA 19003

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

CONTROL #

NAME

THE COMPANY NAME INC. - COMMON SHARES 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345

THE COMPANY NAME INC. - 401 K 123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

For Withhold For All

All All Except

To withhold authority to vote for any

individual nominee(s), mark “For All

Except” and write the number(s) of the

nominee(s) on the line below.

The Board of Directors recommends you vote

02 0000000000

FOR the following:

1. Election of Directors

Nominees

01 Steven L. Berman 02 John F. Creamer, Jr. 03 Paul R. Lederer 04 Edgar W. Levin 05 Richard T. Riley

The Board of Directors recommends you vote FOR the following proposal: For Against Abstain

2. An advisory vote on executive compensation, as described in the Proxy Statement.

The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain

3. An advisory vote on the frequency of the advisory vote on executive compensation once every one, two, or three years.

The Board of Directors recommends you vote FOR the following proposal: For Against Abstain

4. Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges notice and/or receipt of our 2010 Annual Report to Shareholders, Notice of our Annual Meeting of Shareholders and the Proxy Statement relating thereto.

0000102667_1 R1.0.011699

Yes No

Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES

CUSIP #

JOB # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ available at www.proxyvote.com .

DORMAN PRODUCTS, INC.

3400 EAST WALNUT STREET

COLMAR, PENNSYLVANIA 18915

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTOR

The undersigned hereby appoints Steven L. Berman and Mathias J. Barton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of common stock of Dorman Products, Inc. (the “Company”) held of record on March 25, 2011 by the undersigned, at the Annual Meeting of Shareholders to be held on May 18, 2011 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (i) “FOR” the election of our five nominees for director listed in our proxy materials; (ii) “FOR” the approval of the compensation of our Named Executive Officers, as described in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; (iii) “FOR” the option of once every three years as the frequency with which shareholders are provided an advisory vote on executive compensation; and (iv) “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. Discretionary authority is conferred by this proxy as to certain matters as described in the Company’s Proxy Statement. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Continued and to be signed on reverse side

0000102667_2 R1.0.0.11699